Exhibit T3C-2

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.,

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE,

AND

BANQUE INTERNATIONALE À LUXEMBOURG S.A.
AS LUXEMBOURG PAYING AGENT AND LUXEMBOURG TRANSFER AGENT

INDENTURE

DATED AS OF [   ], 2019

JUNIOR PAYMENT-IN-KIND NOTES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.04
(c)	13.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	12.01; 13.06
(b)	N.A.
(c)(1)	13.05
(c)(2)	13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.02
(b)	N.A.
(c)	13.02

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

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3.06.	Redemption Procedure	20
3.07.	Open Market Purchases	20

	ARTICLE IV

	COVENANTS

4.01.	Payment of Notes	21
4.02.	Maintenance of Office or Agency	21
4.03.	Listing	21
4.04.	Withholding Taxes	21
4.05.	Dividends	24
4.06.	Board Representation	24

	ARTICLE V

	RESERVED

	ARTICLE VI

	DEFAULTS AND REMEDIES

6.01.	Events of Default	25
6.02.	Acceleration	26
6.03.	Other Remedies	26
6.04.	Waiver of Defaults	27
6.05.	Control by Majority	27
6.06.	Limitation on Suits	27
6.07.	Rights of Holders of Notes to Receive Payment	27
6.08.	Collection Suit by Trustee	28
6.09.	Trustee May File Proofs of Claim	28
6.10.	Priorities	28
6.11.	Undertaking for Costs	29

	ARTICLE VII

	TRUSTEE

7.01.	Duties of Trustee	29
7.02.	Rights of Trustee	30
7.03.	Individual Rights of Trustee	32
7.04.	Trustee’s Disclaimer	32
7.05.	Notice of Defaults	32

7.06.	Reports by Trustee to Holders of the Notes	32
7.07.	Compensation and Indemnity	32
7.08.	Replacement of Trustee	33
7.09.	Successor Trustee by Merger, Etc.	34
7.10.	Eligibility; Disqualification	34
7.11.	Preferential Collection of Claims Against Company	35

	ARTICLE VIII

	LEGAL DEFEASANCE

8.01.	Option to Effect Legal Defeasance	35
8.02.	Legal Defeasance and Discharge	35
8.03.	Reserved	35
8.04.	Conditions to Legal Defeasance	35
8.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	37
8.06.	Repayment to Company	37
8.07.	Reinstatement	37

	ARTICLE IX

	AMENDMENT, SUPPLEMENT AND WAIVER

9.01.	Without Consent of Holders of Notes	38
9.02.	With Consent of Holders of Notes	39
9.03.	Revocation and Effect of Consents	40
9.04.	Notation on or Exchange of Notes	41
9.05.	Trustee to Sign Amendments, Etc.	41
9.06.	Compliance with Trust Indenture Act	41

	ARTICLE X

	SUBORDINATION

10.01.	Agreement to Subordinate	41
10.02.	Liquidation, Dissolution, Bankruptcy	41
10.03.	Default on Senior Indebtedness of the Company	42
10.04.	Default Not Prevented	43
10.05.	Subrogation	43
10.06.	Relative Rights	43
10.07.	Subordination May Not Be Impaired by the Company	44

10.08.	Rights of Trustee and Paying Agent	44
10.09.	Distribution or Notice to Representative	44
10.10.	Trust Moneys Not Subordinated	44
10.11.	Trustee Entitled to Rely	44
10.12.	Trustee to Effectuate Subordination	45
10.13.	Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company	45
10.14.	Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions	45

	ARTICLE XI

	EQUITY CONVERSION

11.01.	General	45
11.02.	Procedures	45
11.03.	Taxes, Duties, Fees and Costs of Issuance of Company Shares	47
11.04.	Calculations	47

	ARTICLE XII

	SATISFACTION AND DISCHARGE

12.01.	Satisfaction and Discharge	47
12.02.	Application of Trust Money	48

	ARTICLE XIII

	MISCELLANEOUS

13.01.	Currency Indemnity	48
13.02.	Trust Indenture Act Controls	49
13.03.	Notices	49
13.04.	Communication by Holders of Notes With Other Holders of Notes	50
13.05.	Certificate and Opinion as to Conditions Precedent	50
13.06.	Statements Required in Certificate or Opinion	51
13.07.	Rules by Trustee and Agents	51
13.08.	No Personal Liability of Directors, Officers, Employees and Stockholders	51
13.09.	Governing Law	51
13.10.	Consent to Jurisdiction and Service	51
13.11.	No Adverse Interpretation of Other Agreements	52
13.12.	Successors	52
13.13.	Severability	52

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13.14.	Counterpart Originals	52
13.15.	Table of Contents, Headings, Etc.	52
13.16.	USA PATRIOT Act	52
13.17.	Force Majeure	52

	EXHIBITS

Exhibit A	FORM OF NOTE

INDENTURE dated as of [    ], 2019 among Maxcom Telecomunicaciones, S.A.B. de C.V., a sociedad anónima bursátil organized under the laws of Mexico, U.S. Bank National Association,  a national banking association, as trustee, transfer agent, paying agent and registrar (the “Trustee”) and Banque Internationale à Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent.

Each of the parties hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Junior Payment-in-Kind Notes (the “Notes”):

ARTICLE I

Definitions and Incorporation by Reference

1.01.                     Definitions.

“2024 Senior Notes” means the 8% Senior Secured Notes due 2024 issued pursuant to the Plan on or after the date hereof.

“Additional Amounts” has the meaning set forth in Section 4.04 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent and shall include Banque Internationale à Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent.

“Applicable Percentage” means 25% if the sale occurs during the first seven years following the Issue Date, 30% if the sale occurs during the eighth year following the Issue Date, 35% if the sale occurs during the ninth year following the Issue Date, 40% if the sale occurs during the tenth year following the Issue Date or 45% if the sale occurs during the eleventh year or any subsequent year following the Issue Date.

“Authentication Order” has the meaning set forth in Section 2.02 hereof.

“Authorized Agent” has the meaning set forth in Section 13.10 hereof.

“Bankruptcy Law” means Title 11, U.S. Code, the “Ley de Concursos Mercantiles” of Mexico or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular

“person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “beneficially own” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means:

(a)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(c)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday or Sunday, or a day on which commercial banking institutions in The City of New York or Mexico City or place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Stock” means:

(a)                                 in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)                                 any other interest or participation (however designated) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person, if any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares;

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)                                  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than the Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(d)                                 the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, S.A., and its successors.

“Company” means Maxcom Telecomunicaciones, S.A.B. de C.V., and any and all successors thereto.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(a)                                 was a member of such Board of Directors on the date of this Indenture; or

(b)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the address of the Trustee specified in Section 13.03 hereof, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Directive” has the meaning set forth in Section 4.04 hereof.

“Disclosure Statement” means the offering memorandum and consent solicitation statement dated June 17, 2019 (as amended, supplemented, and modified from time to time).

“DTC” has the meaning set forth in Section 2.03 hereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Value” means the implied market capitalization based on the weighted average prices of shares sold in the Change of Control transaction (if applicable), or if there is no such consideration, the Company’s total equity value as reasonably determined by the Company in accordance with market practice.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and its successors.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Full Recovery Value” means, with respect to any outstanding Notes, 340% of an assumed initial aggregate principal amount on the Issue Date of US$10,337,867 of such Notes.

“Global Note Legend” means the legend set forth in Section 2.07(b)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Note” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend, issued in accordance with Article II hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof), and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder” means a Person in whose name a Note is registered.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Insider” has the meaning ascribed to it under the U.S. Bankruptcy Code, as amended.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means [    ], 2019.

“Issuer” means Maxcom Telecomunicaciones, S.A.B. de C.V., and any and all successors thereto.

“Legal Defeasance” has the meaning set forth in Section 8.02 hereof.

“Luxembourg Paying Agent” means Banque Internationale à Luxembourg S.A. and its successors.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos) and any branch of power thereof and any ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the United Mexican States or any of the foregoing.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the PIK Interest Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any PIK Interest Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.06 hereof and is delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel that is in form and substance reasonably acceptable to the Trustee, that meets the requirements of Section 13.06 hereof.  Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth in Section 2.03 hereof.

“Permitted Holders” means Rodrigo Lebois Mateos, Enrique Castillo Sánchez Mejorada, Henry Davis Carstens, Alberto Martin Soberón, Ricardo Guillermo Amtmann Aguilar, Javier Molinar Horcasitas, Wilfrido Castillo Sánchez Mejorada and any Affiliates or immediate family of such persons.

“Permitted Junior Securities” means:

(1)                                 the Company’s capital stock; or

(2)                                 debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under this Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” means an increase in the outstanding principal amount of the Notes in the amount of 15% per annum on each PIK Interest Payment Date in accordance with Section 2.16 hereof. For the avoidance of doubt, references herein to “principal” in respect of the Notes shall include PIK Interest when the context so requires.

“PIK Interest Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.16 hereof, as part of the same series as the Initial Notes. The Notes and the PIK Interest Notes, if any, shall be treated as a single class for all purposes of this Indenture, including, without limitation, Article IX hereof.

“PIK Interest Payment Date” means the date which falls on each anniversary of the Issue Date.

“Plan” means the second amended joint prepackaged Chapter 11 plan of Maxcom USA Telecom, Inc. and Maxcom Telecomunicaciones, S.A.B. de C.V. pursuant to Chapter 11 of the U.S. Bankruptcy Code, dated September 9, 2019 (as amended, supplemented, and modified from time to time).

“Redemption Date”, when used with respect to any Note to be redeemed, means the date which is a Business Day fixed for such redemption by the Company pursuant to this Indenture.

“Registrar” has the meaning set forth in Section 2.03 hereof.

“Relevant Date” means whichever is the later of (i) the date on which the payment referred to in Section 4.04 hereof first becomes due and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with this Indenture.

“Representative” means any trustee, agent or representative (if any) for Senior Indebtedness of the Company.

“Required Holders” has the meaning set forth in Section 4.06 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” has the meaning set forth in the indenture governing the 2024 Senior Notes.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means:

(1)                                 the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (i) the Company’s indebtedness for money borrowed, (ii) the Company’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party (including the 2024 Senior Notes issued pursuant to the Plan on or after the date hereof) and (iii) guarantees of any of the foregoing;

(2)                                 all of the Company’s capital lease obligations;

(3)                                 all of the Company’s obligations issued or assumed as the deferred purchase price of property, all of the Company’s conditional sale obligations, all of the Company’s hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of the Company’s obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)                                 all of the Company’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)                                 all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise;

(6)                                 all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of the Company’s property or assets, whether or not such obligation is assumed by the Company; and

(7)                                 any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of this Indenture or thereafter incurred, except, in each case, for the Notes and (i) any such other securities to be issued by the Company in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the Notes, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business, (iii) indebtedness owed by the Company to its Subsidiaries, which also will rank equally in right of payment and upon liquidation to the Notes, (iv) any liability for Federal, state, local and other taxes owed or owing by the Company or its Subsidiaries and (v) indebtedness owed by the Company to any Permitted Holder or group of Permitted Holders (which indebtedness in the case of clause (v) shall rank junior in right of payment to the Notes).

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any Holder of a Note.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Subsidiary” means, with respect to any specified Person:

(a)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxes” has the meaning set forth in Section 4.04 hereof.

“Tax Jurisdiction” means (1) Mexico or any political subdivision thereof or any agency or authority therein or thereof having the power to tax or (2) any jurisdiction in which the Company (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein having the power to tax.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” has the meaning assigned to it in the preamble to this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“USA PATRIOT ACT” has the meaning set forth in Section 13.16 hereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.02.                     Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company, and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.03.                     Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                   provisions apply to successive events and transactions; and

(g)                                  references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II

The Notes

2.01.                     Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be issued in minimum denominations of US$1,000 and integral multiples of US$1.00 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the written direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.07 hereof.

2.02.                     Execution and Authentication.  At least one Officer must sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.  A Note will not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any PIK Interest Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

2.03.                     Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their registration of transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.  Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

2.04.                     Luxembourg Paying Agent and Luxembourg Transfer Agent.  The Company has appointed Banque Internationale à Luxembourg S.A. as Luxembourg paying agent and Luxembourg transfer agent.  The Company shall maintain such agencies so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.

2.05.                     Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.06.                     Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each PIK Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

2.07.   Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes may be exchanged by the Company for Definitive Notes if:

(i)                                     the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii)                                  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes representing the Notes; or

(iii)                               there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in subparagraphs (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b).

(c)                                  Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.  If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the written instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through written instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  A Holder of a Definitive Note may exchange such Definitive Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.07(d) at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  A Holder of Definitive Notes may transfer such Definitive Notes to a Person who takes delivery thereof in the form of a Definitive Note.  Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f)                                   Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                               Section 1145 Exemption Legend.  Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF THE U.S. BANKRUPTCY CODE, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE STATUTES.”

(ii)                            Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS

THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order, an Officers’ Certificate and an Opinion of Counsel in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.01, 3.02 and 9.04 hereof).

(iii)                               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)                              Neither the Registrar nor the Company shall be required:

(A)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(B)                               to register the transfer of or to exchange a Note between a record date and the next succeeding PIK Interest Payment Date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii)                           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants of the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.08.                     Replacement Notes.  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, an Officers’ Certificate and an Opinion of Counsel, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company or the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

2.09.                     Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and PIK Interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue PIK Interest.

2.10.                     Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

2.11.                     Temporary Notes.  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate final-form Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

2.12.                     Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, repurchase, replacement or cancellation in accordance with its internal procedures (subject to the record retention requirement of the Exchange Act).  Upon the Company’s written request, certification of the cancellation of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

2.13.                     Reserved.

2.14.                     CUSIP Numbers.  The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

2.15.                     Ranking; Parity of Notes.  All Notes issued and outstanding hereunder rank on a parity with each other Note, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note shall be entitled to the same benefits in this Indenture as each other Note.

2.16.                     PIK Interest.  On each PIK Interest Payment Date in respect of the Notes (upon the terms and conditions set forth in the Notes), PIK Interest Notes, having the same terms as the Initial Notes, will be issued in a principal amount equal to the amount of such PIK Interest payable. PIK Interest payable with respect to Notes represented by Global Notes will be payable by the Company issuing a new Global Note or by increasing the aggregate principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest payable. PIK Interest payable with respect to any Notes represented by Definitive Notes will be payable by the Company issuing PIK Interest Notes in definitive form in an aggregate principal amount equal to the amount of PIK Interest payable. Any issuance of PIK Interest Notes under this Indenture shall be in compliance with the provisions in Paragraph 1 of the form of Note included as Exhibit A, and the Company shall comply with the provisions set forth in such Paragraph and in this Article II in connection therewith.

The Notes and the PIK Interest Notes, if any, shall be treated as a single class for all purposes of this Indenture, including, without limitation, Article IX hereof.  However, if PIK Interest Notes that are treated as part of a single class under this Indenture with the Notes are not fungible with the Notes for U.S. federal income tax purposes such PIK Interest Notes will be assigned a CUSIP, ISIN and common code different from those assigned to the Notes.

ARTICLE III

Redemption and Prepayment

3.01.                     Variation of Principal Amount; Mandatory Redemption upon Change of Control.

(a)                                 If a Change of Control occurs on or before the sixth anniversary of the Issue Date, for purposes of clause (b)(i)(x) below, the initial aggregate principal amount of the Notes shall be assumed to have been US$10,337,867 plus the amount of PIK Interest that would have accrued through the redemption date if the aggregate principal amount of the Notes had been US$10,337,867 on the Issue Date.

(b)                                 If a Change of Control occurs, the Company shall redeem all outstanding Notes, at an aggregate redemption price determined as follows:

(i)                                     If the Equity Value is US$75,000,000 or less, the redemption price shall be the lesser of (x) the principal amount of the outstanding Notes and (y) the Applicable Percentage of the Equity Value.

(ii)                                  If the Equity Value is greater than US$75,000,000, the redemption price shall be:

(A)                               an amount as determined in accordance with clause (i) above with respect to the portion of the Equity Value up to US$75,000,000, plus

(B)                               55% of the portion of the Equity Value in excess of US$75,000,000, up to an amount which, when added to the amount determined under clause (A), equals the Full Recovery Value, plus

(C)                               if applicable, 30% of the portion of the Equity Value in excess of the Full Recovery Value.

3.02.                     Mandatory Redemption upon Payment of Dividends.  If the Company or any Restricted Subsidiary pays any dividend or otherwise makes any distribution on account or for the benefit of any Equity Interests of the Company or any Restricted Subsidiary (other than (i) such minimum dividends that may be required by Mexican law, (ii) dividends or distributions from any Restricted Subsidiary to the Company or another Restricted Subsidiary, and (iii) any dividends or payments (including payment-in-kind dividends or any interest, principal payment or redemption) with regard to the Notes) (a “Payment of Dividends”), the Company shall redeem all outstanding Notes at a redemption price equal to the Full Recovery Value of the Notes redeemed and Additional Amounts, if any, to the Redemption Date, without impairing the rights of Holders of Notes on the relevant record date to receive PIK Interest due on the relevant PIK Interest Payment Date.

3.03.                     Notice of Redemption.  Within 10 days following the date on which a Change of Control or Payment of Dividends occurs, the Company shall deliver a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control or Payment of Dividends and stating:

(i)                               that the redemption is being made pursuant to Section 3.01 or Section 3.02 of this Indenture, as applicable, and that all outstanding Notes will be redeemed;

(ii)                            the redemption price and the Redemption Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered; and

(iii)                         that, unless the Company defaults in the payment of the redemption price, all Notes will cease to accrue PIK Interest after the Redemption Date.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three Business Days (or such shorter period as agreed by the Trustee) prior to the date such notice of redemption is to be sent, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

3.04.                     Effect of Notice of Redemption.  Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.  A notice of redemption may not be conditional.

3.05.                     Deposit of Redemption or Purchase Price.  On or before the Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, PIK Interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed on or after a PIK Interest record date but on or prior to the related PIK Interest Payment Date, then any accrued and unpaid PIK Interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date and no additional PIK Interest will be paid to Holders whose Notes are redeemed.  If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, PIK Interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any PIK Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

3.06.                     Redemption Procedure.  On the Redemption Date, the Company shall, to the extent lawful:

(i)                               redeem all outstanding Notes;

(ii)                            deposit with the Paying Agent an amount equal to the redemption price in respect of all Notes or portions of Notes properly tendered; and

(iii)                         deliver or cause to be delivered to the Trustee an Officers’ Certificate stating the aggregate principal amount of Notes being redeemed by the Company.

The Paying Agent will promptly mail or, if sent through DTC, send in accordance with DTC’s applicable procedures (but in any event not later than five Business Days after the Redemption Date), to each Holder of Notes properly tendered the redemption price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company shall publicly announce the results of the redemption on or as soon as practicable after the Redemption Date.

3.07.                     Open Market Purchases.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

ARTICLE IV

Covenants

4.01.                     Payment of Notes.  The Company shall pay or cause to be paid the principal of, and PIK Interest and premium, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal and premium, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and premium, if any, then due.  PIK Interest will be considered paid on the date due (i) if PIK Interest Notes have been issued therefor (as either Global Notes or Definitive Notes), when such PIK Notes have been authenticated in accordance with the terms of this Indenture and (ii) if paid by increasing the principal amount of Global Notes then authenticated, when the Trustee has increased the principal amount of Global Notes then authenticated by the required amount.

4.02.                     Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as the initial office or agency of the Company in accordance with Section 2.03 hereof.

4.03.                     Listing.  The Company shall use its best efforts to obtain and maintain listing of the Notes on the official list of the Luxembourg Stock Exchange and to maintain the Notes admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange; provided, however, that if the Company is unable to list the Notes on the Euro MTF, or if the Company is unable maintain its listing on the Euro MTF, it will use its best efforts prior to the delisting of the Notes to list and maintain a listing of the Notes on another internationally recognized stock exchange.

4.04.                     Withholding Taxes.  All payments under or in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges (including penalties, interest and additions related thereto) (collectively, “Taxes”) of whatever nature imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law.  In the event of any such withholding or deduction imposed or levied by a Tax Jurisdiction is required to be made from any payments under or with respect to the Notes, the Company shall pay to Holders of the Notes such additional amounts (“Additional Amounts”) as will result in the net payment to such Holder (including Additional Amounts) of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to:

(a)                                 any Taxes that would not have been so withheld or deducted but for the Holder or Beneficial Owner of the Notes having a present or former connection to the relevant Tax Jurisdiction (including having a permanent establishment for tax purposes in such Tax Jurisdiction, being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed) other than the mere receipt of payments in respect of the Notes, the mere holding or ownership of such Note or beneficial interest in the Note or the exercise of any rights under the Notes or this Indenture;

(b)                                 where presentation is required for payment on a Note, any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day during such 30 day period and there were no additional withholdings or deductions as a result of such late presentment;

(c)                                  any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the Beneficial Owner of the Note or any payment in respect of such Note, after written request made to that Holder or Beneficial Owner at least 60 days before any such withholding or deduction would be payable, by the Company, the Trustee or the Paying Agent, as applicable, to comply with any certification, identification, information, documentation or other similar reporting requirement concerning its nationality, residence, identity or connection with the relevant Tax Jurisdiction, which is required or imposed by a statute, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from all or part of such Taxes;

(d)                                 any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed with respect to any Note;

(e)                                  any Taxes payable other than by withholding or deduction;

(f)                                   any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income (the “Directive”) implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g)                                  any Taxes imposed in connection with a Note presented for payment (where presentation is required) by or on behalf of a Holder or Beneficial Owner thereof who would have been able to avoid such tax by presenting the relevant Note to another paying agent; or

(h)                                 any combination of (a) through (g) above.

Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (c) and (h) above shall not apply if (i) the provision of information, documentation or other evidence described in such clauses (c) and (h) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or Beneficial Owner of a Note (taking into account any relevant differences between U.S. and Mexican law rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice as of the Issue Date (such as IRS Forms W-8, W-8BEN and W-9) or (ii) Article 195, Section II of the Mexican Income Tax Law, or a substantially similar successor of such provision is in effect, unless the provision of the information, documentation or other evidence described in clauses (c) and (h) is expressly required by statute, regulation, or official administrative practice of general application in order to apply Article 195, Section II of the Mexican Income Tax Law, the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Article 195, Section II of the Mexican Income Tax Law.  In addition, such clauses (c) and (h) shall not be construed to require a non-Mexican pension or retirement fund or a non-Mexican financial institution or another Holder to register with the Ministry of Finance and Public Credit (Servicio de Administración Tributaria) for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or Beneficial Owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

If the Directive imposes taxes upon Notes, the Company shall use commercially reasonable efforts to maintain a paying agent with a specified office in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, the Directive.

References to principal or any other amount payable on or in respect of any Note shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes to the extent that Additional Amounts are, were or would be payable in respect thereof.

At least ten Business Days prior to the first interest payment date (and at least ten Business Days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate), the Company will furnish to the Trustee and the Paying Agent an Officers’ Certificate instructing the Trustee and the Paying Agent whether payments of principal of or interest on the Notes due on such interest payment date shall be made without deduction or withholding for or on account of any Taxes by the Tax Jurisdictions (other than the jurisdiction where the Trustee is located or organized).  If any such deduction or withholding shall be required, at least 20 days prior to such interest payment date (unless the obligation to pay Additional Amounts arises after the 20th day prior to the payment date, in which case the Company shall notify the Trustee and the Paying Agent promptly thereafter), the Company will furnish the Trustee and the Paying Agent with an Officers’ Certificate that specifies the amount, if any, required to be withheld on such payment to Holders of the Notes.  If the Company is obligated to pay Additional Amounts with respect to such payment, the Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to the Holders on the relevant payment date.  For these purposes, any Officers’ Certificate required by this Indenture to be provided to the Trustee and the Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and the Paying Agent.

The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law.  The Company will obtain official receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld, or, if such receipts are not obtainable, such other documentation reasonably acceptable to the Trustee.  The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts or other such documentation, as applicable) evidencing payment of Taxes.  The Company will attach to each certified copy or other such documentation, as applicable, a certificate stating (x) that the amount of such Tax evidenced by the certified copy was paid in connection with payments under or with respect to the Notes then outstanding upon which such Taxes were due and (y) the amount of such withholding tax paid per US$1.00 of principal amount of the Notes.  Copies of such receipts or other such documentation, as applicable, shall be made available to Holders of the Notes upon written request.

The Company shall promptly pay when due, and indemnify the Holder for, any present or future stamp, issue, registration, court and/or documentary taxes, and/or any other excise taxes, similar charges or similar levies imposed by the Tax Jurisdictions on the execution, delivery, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to herein or therein.

4.05.                     Dividends.  So long as any Notes or 2024 Senior Notes remain outstanding, the Company and its Restricted Subsidiaries shall not pay any dividend or otherwise make any distribution on account or for the benefit of any Equity Interests of the Company or any Restricted Subsidiary other than (i) such minimum dividends that may be required by Mexican law, (ii) dividends or distributions from any Restricted Subsidiary to the Company or another Restricted Subsidiary, and (iii) any dividends or payments (including payment-in-kind dividends or any interest, principal payment or redemption) with regard to the Notes.

4.06.                     Board Representation.  So long as any Notes remain outstanding, and in connection with the annual election of directors of the Company, Holders who together hold more than 50% in outstanding principal amount of the Notes (excluding any Holders that are Affiliates of the Company) shall have the right to designate one member of the Board of Directors of the Company (the “Junior PIK Notes Director”) according to the procedure described in this Section 4.06, provided that such director (x) has been approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld and (y) is not prohibited from acting as a member of the Board of Directors of the Company by any applicable law or regulation. In order to designate the Junior PIK Notes Director, the Holders of more than

50% in outstanding principal amount of the Notes (excluding any Holders that are Affiliates or Insiders of the Company) (the “Required Holders”) shall provide a written notice to the Trustee and the Company, signed by the Required Holders or their legal representatives (together with DTC or Euroclear participant or custodian confirmation of the Required Holders’ beneficial ownership of the Notes), designating the Junior PIK Notes Director. Upon receipt of a notice complying with the foregoing requirements, the Company shall promptly cause the Junior PIK Notes Director to be appointed or elected to the Board of Directors of the Company, in accordance with the Company’s bylaws and applicable law. The Junior PIK Notes Director shall be a member of the Executive Committee, the Audit Committee and the Best Practices Committee of the Board of Directors of the Company, with the same rights and privileges of other members of the Board of Directors of the Company, including with respect to compensation and reimbursement of expenses, in accordance with the Company’s bylaws and applicable law. In the event that the Junior PIK Notes Director resigns or is removed from office, the Company shall take all necessary actions to install, in lieu of such person, such new person on the Board of Directors of the Company as may be designated by the Required Holders, in accordance with this Section 4.06.

ARTICLE V

Reserved

ARTICLE VI

Defaults and Remedies

6.01.                     Events of Default.  Each of the following is an “Event of Default”:

(a)                                 default for 30 days in the payment when due of PIK Interest or any Additional Amounts on the Notes;

(b)                                 default in the payment when due (upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)                                  the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as they become due; and

(d)                                 (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)                                  appoints a custodian of the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(iii)                               orders the liquidation of the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; and

(y) such order or decree remains unstayed and in effect for 60 consecutive days.

6.02.                     Acceleration.  In the case of an Event of Default specified in clause (c) or (d) of Section 6.01 hereof, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal or premium that has become due solely because of the acceleration) have been cured or waived and the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.03.                     Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

6.04.                     Waiver of Defaults.  Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05.                     Control by Majority.  Holders of a majority in aggregate principal amount of the then outstanding Notes may, in writing, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may, in good faith as determined by a Responsible Officer of the Trustee, refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

6.06.                     Limitation on Suits.  A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                           such Holder gives to the Trustee written notice that an Event of Default is continuing;

(b)                           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                            such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                           the Trustee does not comply with such written request within 60 days after receipt of such request and the offer of security or indemnity; and

(e)                            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

6.07.                     Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08.                     Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, on the Notes and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09.                Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, in each case absent express authorization from such Holder.  Notwithstanding the foregoing or any proof of claim that may have been filed by the Trustee, the parties hereto acknowledge and agree that the Holder or Beneficial Owner shall have the right to participate individually in any receivership, insolvency, liquidation, bankruptcy, reorganization, concurso mercantil, quiebra, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or the property of the Company or its creditors, to the extent such participation is permissible under applicable law, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture.

6.10.                     Priorities.  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

6.11.                     Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII

Trustee

7.01.                     Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or for exercising any trust power conferred upon the Trustee under this Indenture with respect to the Notes.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or any related agreement at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02.                     Rights of Trustee.  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the opinion or written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer of the Trustee has actual knowledge thereof or (ii) the Trustee has received written notice thereof from the Company or any Holder at its Corporate Trust Office and such notice references this Indenture and the Notes.

(h)                                 The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(i)                                     Before the Trustee takes any action under Section 6.02, it may request direction from Holders of at least 25% in aggregate principal amount of outstanding Notes.

(j)                                    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)                             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior notice and during normal business hours to examine the books and records of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

7.03.                     Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, if required, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04.                     Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and such statements and recitals shall be taken as those of the Company.

7.05.                     Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of or premium, if any, on any Note, the Trustee shall be protected in withholding the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

7.06.                     Reports by Trustee to Holders of the Notes.  (a) Within 60 days after each [    ] beginning with the [    ] following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall transmit to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its transmission to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

7.07.                     Compensation and Indemnity.  (a) The Company will pay to the Trustee from time to time compensation as agreed in writing between the Company and the Trustee from time to time for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee and its agents against any and all losses, damages, claims liabilities or expenses (including any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  In the event that the Company does not accept the defense of a claim as provided above, the Trustee shall have the full right to defend against such claim in its sole discretion, and pursue its rights hereunder.

(c)                                  The obligations of the Company under this Section 7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(d)                                 To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal on particular Notes.  Such lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(c) or (d) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

7.08.                     Replacement of Trustee.  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)                               the Trustee fails to comply with Section 7.10 hereof;

(ii)                            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                         a custodian or public officer takes charge of the Trustee or its property; or

(iv)                        the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly, but in no event later than 45 days after such resignation or removal, appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

7.09.                     Successor Trustee by Merger, Etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

7.10.                     Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

7.11.                     Preferential Collection of Claims Against Company.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Legal Defeasance

8.01.                     Option to Effect Legal Defeasance .  The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have Section 8.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

8.02.                Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or premium, if any, and any Additional Amounts that may be due and payable, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)                                 the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)                                 this Article VIII.

8.03.                     Reserved.

8.04.                     Conditions to Legal Defeasance.  In order to exercise Legal Defeasance under Section 8.02 hereof:

(a)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and any Additional

Amounts that may be due and payable, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b)                                 in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(i)                               the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)                            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  Reserved

(d)                                 the Company must deliver to the Trustee an Opinion of Counsel in Mexico to the effect that (A) the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Mexican Tax purposes as a result of such deposit and defeasance and will be subject to Mexican Taxes, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (B) payments from the defeasance trust will be made free and clear of, and without withholding or deduction for or on account of any present or future Taxes imposed, levied, collected, withheld or assessed by Mexico or any political subdivision or governmental authority thereof or therein having power to Tax;

(e)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(f)                                   123 days pass after the deposit is made;

(g)                                  such Legal Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(h)                                 the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(i)                                     the Company must deliver to the Trustee an Opinion of Counsel in the United States and Mexico to the effect that on the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(j)                                    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

8.05.                     Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance.

8.06.                     Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, on any Note and remaining unclaimed for two years after such principal or premium, if any, has become due and payable shall be paid to the Company at its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

8.07.                     Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendment, Supplement and Waiver

9.01.                     Without Consent of Holders of Notes.  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes to:

(a)                                 cure any ambiguity, defect or inconsistency;

(b)                                 provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                                  provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)                                 make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(e)                                  comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)                                   conform the text of this Indenture to any provision of the “Description of the Junior PIK Notes” contained in the Disclosure Statement, to the extent that such provision in that “Description of the Junior PIK Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as evidenced by an Officers’ Certificate;

(g)                                  provide for the issuance of PIK Interest Notes under this Indenture to the extent otherwise so permitted under the terms of this Indenture;

(h)                                 evidence and provide for the acceptance of appointment by a successor Trustee;

(i)                                     implement the terms of any election to convert the Notes into equity in accordance with Article XI and applicable law; or

(j)                                    amend the terms of this Indenture or the Notes in order to qualify the Notes as equity for accounting purposes, if such change would not have a material adverse effect on the legal rights under this Indenture of any Holder of the Notes.

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

9.02.                     With Consent of Holders of Notes.  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, PIK Interest Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, PIK Interest Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)                               reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                            reduce the principal of any Note or alter any of the provisions with respect to the redemption of the Notes;

(iii)                         reduce the rate of or change the time for payment of PIK Interest on any Note;

(iv)                        waive a Default or Event of Default in the payment of principal of, or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(v)                           make any Note payable in money other than that stated in the Notes;

(vi)                        make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, if any, on the Notes;

(vii)                     waive a redemption payment with respect to any Note;

(viii)                  make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes in any material respect;

(ix)                        impair the right of any Holder of the Notes to receive payment of principal of such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(x)                           make any change in the provisions of this Indenture described under Section 4.04 hereof that adversely affects the rights of any Holder in any material respect, or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described hereunder; or

(xi)                        make any change in the preceding amendment and waiver provisions.

9.03.                     Revocation and Effect of Consents.  (a) A consent to an amendment, supplement or waiver by a Holder a Note shall bind the Holder and every subsequent Holder of the Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)                                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid for more than 120 days after such record date.

9.04.                     Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

9.05.                     Trustee to Sign Amendments, Etc.  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture (and any Notes issued in connection therewith) is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

9.06.                     Compliance with Trust Indenture Act.  Every amendment or supplement to the Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

ARTICLE X

Subordination

10.01.              Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Note agrees, that the payment by the Company of the principal of, and premium, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of, and enforceable by, the holders of such Senior Indebtedness.

10.02.              Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the Company’s assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of the Company’s assets or in a bankruptcy, suspension of payments, concurso mercantil, quiebra, insolvency or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal  of or other amounts owing in respect of the Notes (other than in Permitted Junior Securities), or for the acquisition of any of the Notes for cash, property or otherwise.

10.03.              Default on Senior Indebtedness of the Company.

(a)                                 The Company will not be permitted to make any payment or distribution of any kind or character with respect to the Notes, other than in the form of Permitted Junior Securities, if either of the following occurs (a “Payment Default”): (1) any obligation on any Senior Indebtedness is not paid in full in cash when due; or (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Company will be entitled to make a payment or distribution under the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

(b)                                 During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company will not be permitted to make any payment or distribution of any kind or character with respect to the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions set forth in the immediately preceding two sentences (but subject to the other provisions contained herein), unless the holders of such Senior Indebtedness or the Representative of such Senior Indebtedness shall have accelerated the maturity of such Senior Indebtedness or a Payment Default has occurred and is continuing, the Company will be permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Senior Indebtedness during such period; provided, however, that in no event will the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360 day period during which no Payment Blockage Period is in effect.

Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period will be, or be made, the basis for a subsequent Payment Blockage Period unless such default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing will constitute a new Non-Payment Default for this purpose).

(c)                                  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property: (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of such Senior Indebtedness before Holders of Notes shall be entitled to receive any payment or distribution of any kind or character with respect to any obligations on, or relating to, the Notes; (2) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for the subordination provisions in this Article XI shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and (3) if a distribution is made to Holders of Notes that, due to the subordination provisions in this Article XI, should not have been made to them, Holders of Notes will be required to hold such distribution in trust for the holders of Senior Indebtedness and to pay it over to such holders of Senior Indebtedness as their interests may appear.

10.04.              Default Not Prevented.  The subordination and payment blockage provisions set forth in this Article XI will not prevent a Default from occurring under this Indenture upon the failure of the Company to pay principal with respect to the Notes when due by their terms.

10.05.              Subrogation.  After all Senior Indebtedness of the Company is paid in full, and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XI to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

10.06.              Relative Rights.  This Article XI defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall: (a) impair, as between the Company and Holders, the obligations of the Company with respect to the Notes, which is absolute and unconditional, to pay principal of the Notes in accordance with their terms; or (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

10.07.              Subordination May Not Be Impaired by the Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

10.08.              Rights of Trustee and Paying Agent.  Notwithstanding anything in this Article XI, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article XI would prohibit the making of any payments to or by the Trustee unless and until, not less than 10 Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article XI. The Company, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent. The Company shall notify the Trustee and the Paying Agent in writing of any appointment of a Representative as well as the termination of any such appointment.

10.09.              Distribution or Notice to Representative.  Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

10.10.              Trust Moneys Not Subordinated.  The terms of the subordination provisions described in this Article XI do not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of the Notes pursuant to the provisions of Article VIII, nor shall the Trustee’s rights to compensation and indemnity under Section 7.07 herein be subject to the subordination provisions described in this Article XI.

10.11.              Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article XI, the Trustee, subject to Section 7.01, and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.03 hereof are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the

Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XI, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

10.12.              Trustee to Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to execute such documentation and to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

10.13.              Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

10.14.              Reliance by  Holders of Senior Indebtedness of the Company on Subordination Provisions.  Each Holder, by accepting a Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XI

Equity Conversion

11.01.              General.  In the event that a Change of Control has not occurred on or before the sixth anniversary of the Issue Date, the Required Holders may elect to convert all, but not part, of the Notes into shares of common stock or equity of the Company (“Company Shares”), upon the terms and according to the procedures set forth in this Article XI (an “Equity Conversion”). The Company Shares shall be of the same tenor and with the same economic and voting rights of the common stock of the Company outstanding as of the Issue Date.

11.02.              Procedures.  In order to trigger the Equity Conversion, the Required Holders shall provide a written notice of Equity Conversion (the “Conversion Voting Notice”) to the Trustee and the Company, signed by the Required Holders or their legal representatives (together with

DTC or Euroclear participant or custodian confirmation of the Required Holders’ beneficial ownership of the Notes).

As promptly as practicable after the receipt by the Company of the Conversion Voting Notice, the Company and the Junior PIK Notes Director (or, if the Junior PIK Notes Director is not serving for any reason, the Required Holders pursuant to a written notice to the Trustee and the Company, signed by the Required Holders or their legal representatives, certifying and providing evidence that the signatories of such notice are Holders who together hold more than 50% in outstanding principal amount of the Notes (excluding any Holders that are Affiliates of the Company)) shall mutually select an independent investment banking firm of national standing (the “Appraiser”) that shall determine the conversion rate per US$1,000 principal amount of Notes (including voting rights) for the Equity Conversion (the “Conversion Rate”) based on the Company’s total equity value as of the date of the Conversion Voting Notice.

As promptly as practicable and not later than 10 Business Days after the Conversion Rate has been delivered in writing to the Company by the Appraiser, the Company, or the Trustee at the direction of the Company, shall mail a notice (the “Conversion Notice”) to the Holders, with a copy to the Trustee.  The Conversion Notice, which shall govern the terms of the settlement of the Equity Conversion, shall include such disclosures as are required by applicable law and shall state, to the extent applicable: (i) the effective date of the Equity Conversion (the “Conversion Date”), which shall be a date that is at least 10 days but not more than 60 days after the date of the Conversion Notice, subject to any adjustments that may be required by the Company’s bylaws or applicable law; (ii) the Conversion Rate; (iii) any additional steps or procedures necessary to implement the Equity Conversion, including any such steps or procedures that may be required by the Company’s bylaws or applicable law; and (iv) the name and address of the Paying Agent and any other agent with responsibilities relating to the Equity Conversion.  Unless and until the Trustee shall receive a Conversion Notice, the Trustee may assume without inquiry that no Equity Conversion has occurred.

On the Conversion Date, the Company shall issue and shall deliver or shall cause issuance and delivery to each Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of Company Shares issuable upon the conversion of such Holder’s Notes at the Conversion Rate, in accordance with the Company’s bylaws and applicable law.

Upon the settlement of the Equity Conversion on the Conversion Date, the Trustee shall promptly cancel all outstanding Notes and PIK Interest shall cease to accrue on such Notes.

Each conversion shall be deemed to have been effected with respect to the Notes on the Conversion Date, and the Person in whose name any certificate or certificates for Company Shares are issuable upon such conversion shall be deemed to have become on such date the holder of record of the Company Shares represented thereby.

No fractional Company Shares shall be issued upon conversion of Notes. If any fractional portions of Company Shares would otherwise be issuable upon the conversion of any Notes, the Company shall deliver a number of Company Shares rounded up to the nearest whole number of Company Shares.

The Company shall not take any action pursuant to this Article XI without complying, if applicable, with any applicable rules of any stock exchange on which the Company Shares are listed at the relevant time.

11.03.              Taxes, Duties, Fees and Costs of Issuance of Company Shares.  If a Holder receives Company Shares upon the Equity Conversion as provided in this Indenture, the Company shall pay any (i) documentary, stamp or similar issue or transfer Tax, duties or fees, (ii) fees of the depositary for the Company Shares, in connection with the creation or delivery of such Company Shares in satisfaction of such conversion, unless such payment is due because the Holder requests any Company Shares to be issued in a name other than the Holder’s name, in which case the Holder will make such payment, and (iii) reasonable fees and expenses of the Appraiser.

11.04.              Calculations.  The Company or its agents shall be responsible for making all calculations and determinations called for under this Article XI. The Company or its agents shall make all these calculations and determinations in good faith, and, absent manifest error, the Company’s calculations shall be final and binding on Holders and the Trustee. The Company or its agents shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall not have any duty to monitor the Company’s stock price. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.

ARTICLE XII

Satisfaction and Discharge

12.01.              Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)                                 either:

(i)                               all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)                            all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire outstanding principal amount on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and any Additional Amounts that may be due and payable, if any, to the Redemption Date;

(b)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c)                                  the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d)                                 the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes on the Redemption Date.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 8.06 and 12.02 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

12.02.              Application of Trust Money.  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, or premium, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII

Miscellaneous

13.01.              Currency Indemnity.  U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages.  To the greatest extent permitted under applicable law, any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall constitute a discharge to the Company only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 13.01, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received or recovered in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

13.02.              Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the duties imposed by the TIA will control.

13.03.              Notices.  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission, .pdf attached to an email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Maxcom Telecomunicaciones, S.A.B. de C.V.

Guillermo González Camarena No. 2000

Colonia Santa Fe Centro Ciudad

01376 Mexico City

Mexico

Attention: Erik Gonzalez Laureano

E-mail address: egonzalez@maxcom.com

With copies (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166

Attention:  Michael L. Fitzgerald
Facsimile: +1 (212) 303-7088

Email:  michaelfitzgerald@paulhastings.com

If to the Trustee:

U.S. Bank National Association

100 Wall Street, Suite 600

New York, New York 10005

Attention: Corporate Trust

Facsimile: +1 (212) 361-6155

Email: Beverly.Freeney@usbank.com

The Company or the Trustee, by notice to the other party, may designate additional or different addresses for subsequent notices or communications.  Any notice or communication delivered to the Trustee shall be in English.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; when sent, if sent as a .pdf attached to an email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

13.04.              Communication by Holders of Notes With Other Holders of Notes.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

13.05.              Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

13.06.              Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

13.07.              Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

13.08.              No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

13.09.              Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

13.10.              Consent to Jurisdiction and Service.  The Company has appointed C T Corporation System, 28 Liberty Street, New York, New York 10005 as its agent (the “Authorized Agent”) upon whom process may be served in any actions arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York, and expressly consent, together with all other parties to this Indenture, to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

Each party hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan in The City of New York and (ii) waives, to the fullest extent they may effectively do so, any objection which it may have now or hereafter have to the laying of venue of any such proceeding.

13.11.              No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.12.              Successors.  All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

13.13.              Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

13.14.              Counterpart Originals.  The parties may sign any number of copies of this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Each signed copy will be an original, but all of them together represent the same agreement.

13.15.              Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

13.16.              USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L.107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with U.S. Bank National Association  The parties to this Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

13.17.              Force Majeure.  The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Indenture on the day and year first above written.

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

By:
Name:
Title:

(Signature Page to Junior PIK Notes Indenture)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

(Signature Page to Junior PIK Notes Indenture)

BANQUE INTERNATIONALE À LUXEMBOURG S.A., as Luxembourg paying agent and Luxembourg transfer agent

By:
Name:
Title:

By:
Name:
Title:

(Signature Page to Junior PIK Notes Indenture)

EXHIBIT A

FORM OF NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE NOTES REPRESENTED BY THIS NOTE HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF THE U.S. BANKRUPTCY CODE, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE STATUTES.

CUSIP:

Junior Payment-in-Kind Notes

No.	US$

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

promises to pay to                                                  or registered assigns,

the principal sum of                                               DOLLARS[, as revised by the Schedule of Exchanges of Interests in the Global Note]* upon redemption, if any, of this Note.

PIK Interest Payment Dates: [  ] of each year, commencing on [  ], 20[  ]

Record Dates: [  ] of each year

Additional provisions of this Note are set forth on the other side of this Note.

Dated: [  ], 2019

SIGNATURE PAGE FOLLOWS

* To be included if this Note is a Global Note.

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Reverse of Note
Junior Payment-in-Kind Notes

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 PIK INTEREST.  There will be no interest paid on this Note.  On each anniversary of the Issue Date (each, a “PIK Interest Payment Date”), upon the terms and conditions set forth herein, Maxcom Telecomunicaciones, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Company” or the “Issuer”), will issue PIK Interest Notes, having the same terms as the Initial Notes, in a principal amount equal to the amount of such PIK Interest payable. As used herein, “PIK Interest” means an increase in the outstanding principal amount of this Note in the amount of 15% per annum on each PIK Interest Payment Date in accordance with Section 2.16 of the Indenture.  PIK Interest payable with respect to Notes represented by Global Notes will be payable by the Company issuing a new Global Note or by increasing the aggregate principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest payable. PIK Interest payable with respect to any Notes represented by Definitive Notes will be payable by the Company issuing PIK Interest Notes in definitive form in an aggregate principal amount equal to the amount of PIK Interest payable.

(2)                                 METHOD OF PAYMENT.  [The Company shall pay or cause to be paid PIK Interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the [    ] preceding the PIK Interest Payment Date, even if such Notes are canceled after such record date and on or before such PIK Interest Payment Date.]  The Notes will be payable as to principal, Additional Amounts, if any, and premium, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Company issued the Notes under an Indenture dated as of [   ], 2019 (the “Indenture”) among the Company, the Trustee and Banque Internationale à Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           MATURITY.  The Notes are perpetual securities with no fixed final maturity date. We may be required to redeem Notes in accordance with the provisions described under “Mandatory Redemption” below.

(6)           OPEN MARKET PURCHASES.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

(7)           MANDATORY REDEMPTION.

(a)           Variation of Principal Amount; Mandatory Redemption upon Change of Control.

If a Change of Control occurs on or before the sixth anniversary of the Issue Date, for purposes of clause (i)(x) below, the initial aggregate principal amount of the Notes shall be assumed to have been US$10,337,867 plus the amount of PIK Interest that would have accrued through the redemption date if the aggregate principal amount of the Notes had been US$10,337,867 on the Issue Date.

If a Change of Control occurs, the Company shall redeem all outstanding Notes, at an aggregate redemption price determined as follows:

(i)            If the Equity Value is US$75,000,000 or less, the redemption price shall be the lesser of (x) the principal amount of the outstanding Notes and (y) the Applicable Percentage of the Equity Value.

(ii)           If the Equity Value is greater than US$75,000,000, the redemption price shall be:

(A)          an amount as determined in accordance with clause (i) above with respect to the portion of the Equity Value up to US$75,000,000, plus

(B)          55% of the portion of the Equity Value in excess of US$75,000,000, up to an amount which, when added to the amount determined under clause (A), equals the Full Recovery Value, plus

(C)          if applicable, 30% of the portion of the Equity Value in excess of the Full Recovery Value.

(b)           Mandatory Redemption upon Payment of Dividends.  If the Company or any Restricted Subsidiary pays any dividend or otherwise makes any distribution on account or for the benefit of any Equity Interests of the Company or any Restricted Subsidiary (other than (i) such minimum dividends that may be required by Mexican law, (ii) dividends or distributions from any Restricted Subsidiary to the Company or another Restricted Subsidiary, and (iii) any dividends or payments (including payment-in-kind dividends or any interest, principal payment or redemption) with regard to the Notes), the Company shall redeem all outstanding Notes at a redemption price equal to the Full Recovery Value of the Notes redeemed and Additional

Amounts, if any, to the Redemption Date, without impairing the rights of Holders of Notes on the relevant record date to receive PIK Interest due on the relevant PIK Interest Payment Date.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons, initially issuable in minimum denominations of US$1,000 and integral multiples of US$1.00 in excess of thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.  Holders will be required to pay all taxes due on transfer or other similar governmental charges required to be paid in connection therewith.  The Company shall not be required to transfer or exchange any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company shall not be required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including PIK Interest Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including PIK Interest Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture to any provisions of the “Description of the Junior PIK Notes” contained in the Disclosure Statement, to the extent that such provision in that “Description of the Junior PIK Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, as evidenced by an Officers’ Certificate, to provide for the issuance of PIK Interest Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture, to evidence and provide for the acceptance of appointment by a successor Trustee, or to amend the terms of the Indenture or the Notes in order to qualify the Notes as equity for accounting purposes, if such change would not have a material adverse effect on the legal rights under the Indenture of any Holder of the Notes.

(12)         DEFAULTS AND REMEDIES.  Events of Default include: (a) default in the payment when due (upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; and (b) certain events of bankruptcy, reorganization, concurso mercantil, quiebra, insolvency or similar laws of Mexico, the United States or any other jurisdiction described in the Indenture with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or premium, if any) if it determines that withholding notice is in their interest.  The Trustee may, in good faith as determined by a Responsible Officer of the Trustee, refuse to follow any direction that conflicts with applicable law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal or premium, if any, on the Notes.

(13)         EQUITY CONVERSION.  In the event that a Change of Control has not occurred on or before the sixth anniversary of the Issue Date, the Required Holders may elect to convert all, but not part, of the Notes into shares of common stock or equity of the Company (“Company Shares”), upon the terms and according to the procedures set forth in Article XI of the Indenture. The Company Shares shall be of the same tenor and with the same economic and voting rights of the common stock of the Company outstanding as of the Issue Date.

(14)         TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.  However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and, if required, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

(15)         NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

(18)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Maxcom Telecomunicaciones, S.A.B. de C.V.
Guillermo González Camarena No. 2000

Colonia Santa Fe Centro Ciudad

01376 Mexico City

Mexico

Attention: Erik Gonzalez Laureano

E-mail address: egonzalez@maxcom.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Authorized Signature of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.